Exhibit 10.1

POLYPID LTD.

(the “Company”)

DIRECTOR AND OFFICER INDEMNITY AND EXCULPATION AGREEMENT

THIS AGREEMENT, dated as of                   , is between PolyPid Ltd., a company incorporated under the laws of the State of Israel (the “Company”), and                           , a director or officer of the Company (the “Indemnitee”).

WHEREAS, the Indemnitee is an Officer (as defined below) of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation, investigations and other claims being asserted against Officers of a publically traded company;

WHEREAS, the Articles of Association of the Company (the “Articles of Association”) authorize the Company to indemnify Officers to the greatest extent permitted by law;

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to assure the Indemnitee’s continued service to the Company in an effective manner and the Indemnitee’s reliance on the aforesaid Articles of Association and, in part, to provide the Indemnitee with specific contractual assurance that the protection promised by the Articles of Association will be available to the Indemnitee (regardless of, among other things, any amendment thereto or revocation thereof or any change in the composition of the Company’s Board of Directors (the “Board of Directors”) or the Company’s management, or any acquisition of the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of Expenses (as defined below) (whether partial or complete) to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the parties hereto agree

1.                                      Certain Definitions.

1.1.                            “Change of Control” means any merger or consolidation of the Company with or into another entity, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets or shares of the Company are sold.

1.2.                            “Companies Law” means the Israeli Companies Law, 5759-1999, as amended.

1.3.                            “Expenses” includes any reasonable costs of litigation, including attorney’s fees, expended by the Indemnitee or for which the Indemnitee has been charged by a court. Expenses shall also include, without limitation and to the fullest extent permitted by applicable law, all expenses reasonably incurred in defending any claim (including investigation and pre-litigation negotiations), being a witness in or participating in (including on appeal), or preparing to defend, being a witness in or participate in any claim relating to any Indemnifiable Event (as defined below) and any security or bond that the Indemnitee may be required to post in connection with an Indemnifiable Event.

1.4.                            “Officer” means “Office Holder” as such term is defined in the Companies Law.

1.5.                            “Securities Law” means the Israeli Securities Law, 5728-1968, as amended.

2.                                      Indemnification and Advance of Expenses.

2.1.                            The Company hereby undertakes to indemnify the Indemnitee to the fullest extent permitted by applicable law, for any liability and Expense that may be imposed on the Indemnitee due to an act performed or failure to act by him, prior or after the date hereof, in his capacity as an Officer of the Company or any subsidiary of the Company or any entity in which the Indemnitee serves as an Officer at the request of the Company either prior to or after the date hereof for (the following shall be hereinafter referred to as “Indemnifiable Events”):

2.1.1.                  monetary liability imposed on the Indemnitee in favor of a third party in a court judgment (which third parties include, without limitation and to the fullest extent permitted by applicable law, any governmental entity), including a settlement or an arbitral award confirmed by a court; and

2.1.2.                  reasonable costs of litigation, including attorney’s fees, expended by the Indemnitee as a result of an investigation or proceeding instituted against the Indemnitee by a competent authority, provided that such investigation or proceeding (i) is concluded without the filing of an indictment against the Indemnitee (as defined in the Companies Law) or the imposition of any financial liability in lieu of criminal proceedings (as defined in the Companies Law), or (ii) is concluded without the filing of an indictment against the Indemnitee and a financial liability was imposed on the Indemnitee in lieu of criminal proceedings with respect to a criminal offense in which a proof of criminal intent is not required, or (iii) is in connection with a monetary sanction pursuant to the Companies Law or the Securities Law; and

2.1.3.                  reasonable costs of litigation, including attorney’s fees, expended by the Indemnitee or for which the Indemnitee has been charged by a court, (a) in an action brought against the Indemnitee by or on behalf of the Company or a third party, or (b) in a criminal action in which the Indemnitee was found innocent, or (c) in a criminal offense in which the Indemnitee was convicted and in which a proof of criminal intent is not required; and

2.1.4.                  a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law; and

2.1.5.                  any other circumstances arising under Israeli law in respect of which the Company may indemnify an Officer of the Company.

2.2.                            The indemnification undertaking made by the Company pursuant to Section 2.1 above shall be only with respect to such events as are described in Schedule A attached hereto and additional events that the Board of Directors determines from time to time are reasonable under the circumstances, at least to the maximum amount payable under the Company’s D&O Insurance (as defined below).

2.3.                            Subject to applicable law and to the other provisions of this Agreement, if so requested by the Indemnitee, the Company shall advance an amount (or amounts) estimated by the Company to cover the Indemnitee’s reasonable litigation expenses with respect to which the Indemnitee is entitled to be indemnified under Sections 2.1 and 2.2 above, subject to Section 3, 4 and 5 below. The Company will also make available to the Indemnitee any security or guarantee that may be required to post in accordance with an interim decision given by a court or an arbitrator in proceedings with respect to which the Indemnitee is entitled to be indemnified under Sections 2.1 and 2.2 above, subject to Section 3, 4 and 5 below, including for the purpose of substituting liens imposed on the Indemnitee’s assets.

2.4.                            The Company’s obligation to indemnify the Indemnitee and advance expenses in accordance with this Agreement shall be for such period as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal or investigative, arising out of the Indemnitee’s service in the foregoing positions, whether or not the Indemnitee is still serving in such positions.

2.5.                            All amounts paid as indemnification pursuant hereto will be grossed-up to cover any tax payments the Indemnitee may be required to make if the indemnification payments are taxable to the Indemnitee.

3.                                      Insurance

3.1.                            As long as the Indemnitee continues to serve as an Officer, the Company shall procure directors’ and officers’ liability insurance (which shall include without limitation provisions according to which the insurance shall continue to be in effect following the cessation of the Indemnitee’s position in the Company with respect to events that occurred prior to such cessation) to the fullest extent permitted by law (“D&O Insurance”), in such amount (per claim and per period) as the Company shall deem appropriate and in accordance to the provisions of the Companies Law.

3.2.                            Indemnitee shall be covered by the D&O Insurance and by any other insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

3.3.                            At the time of the receipt by the Company of a notice of a claim pursuant to Section 8 hereof, the Company shall give prompt notice of the commencement of such Proceeding to the D&O Insurance insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

3.4.                            The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, except for the difference, if any, between the amounts actually received by the Indemnitee as aforesaid and the total Expenses incurred by Indemnitee in connection therewith. Notwithstanding anything to the contrary stated in this Agreement , the Company hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by third parties not solely by virtue of Indemnitee’s relationships with the Company (“Third Party Indemnitors”) and the Company hereby agrees (a) that the Company shall be the indemnitor of first resort for Indemnifiable Events under this Agreement (i.e., its obligations to Indemnitee under this Agreement are primary to any obligation of the Third Party Indemnitors), and (b) that the Company irrevocably waives, relinquishes and releases any claims against any Third Party Indemnitor for contribution, subrogation or any other recovery of any kind in respect of the subject matters of this Agreement. The Company and Indemnitee agree that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section 3.4.

4.                                      General Limitations on Indemnification.

4.1.                            Notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify or advance Expenses to Indemnitee: (i) with respect to a counterclaim made by the Company or in its name in connection with a claim against the Company filed by the Indemnitee; or (ii) if, when and to the extent that the Indemnitee would not be permitted to be so indemnified under Israeli law. The Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless the Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, in which event the Indemnitee shall not be required to so reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and shall not be obligated to indemnify or advance any additional amounts to the Indemnitee (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified under this Agreement).

4.2.                            Advances of expenses given to cover litigation expenses in accordance with Section 2.3 above will be repaid by Indemnitee to the Company if such investigation or proceeding has ended in a financial liability imposed in lieu of a criminal proceeding for a crime which requires a finding of criminal intent or if Indemnitee is found guilty of a crime that requires proof of criminal intent, within thirty (30) days of the court’s final decision as to which all rights of appeal therefrom have been exhausted or lapsed. Other advances will be repaid by Indemnitee to the Company within thirty (30) days from a final determination by a court as to which all rights of appeal therefrom have been exhausted or lapsed that Indemnitee is not entitled to such indemnification.

4.3.                            The Company undertakes that in the event of a Change in Control, the Company’s obligations under this Agreement shall continue to be in effect following such Change in Control, and the Company shall take all necessary actions to ensure that the party acquiring control of the Company shall independently undertake to continue in effect this Agreement, to maintain the provisions of the Articles of Association allowing indemnification and to indemnify the Indemnitee in the event that the Company shall not have sufficient funds or otherwise shall not be able to fulfill its obligations hereunder.

5.                                      Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

6.                                      Reimbursement. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy of the Company or otherwise) of the amounts otherwise indemnifiable hereunder, other than for indemnifiable amounts which are in excess of the amounts actually paid to the Indemnitee pursuant to any such insurance policy or otherwise. Any amounts paid to the Indemnitee under such insurance policy or otherwise after the Company has indemnified the Indemnitee for such liability or Expense shall be repaid to the Company promptly upon receipt by the Indemnitee.

7.                                      Effectiveness. This agreement shall be in full force and effect as of the date hereof.

8.                                      Notification and Defense of Claim. Promptly after receipt by the Indemnitee of (i) any summons, citation, subpoena, complaint, indictment, other document or information relating to any proceeding or matter which may be subject to indemnification hereunder or (ii) notice of the commencement of any investigation, action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement hereof; provided that failure to notify the Company as aforesaid will not relieve the Company of its indemnification obligations pursuant hereto except to the extent that it has been actually and materially prejudiced as a result of such failure and provided further that the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement. With respect to any such investigation, action, suit or proceeding as to which the Indemnitee notifies the Company of the commencement thereof and without derogating from Section 2.1:

8.1.                            The Company will be entitled to participate therein at its own expense; and

8.2.                            Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel selected by the Company, which counsel is reasonably reputable with experience in the relevant field and reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his or her own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless: (i) the employment of counsel by the Indemnitee has been authorized in writing by the Company; (ii) the Indemnitee shall have, based on a legal advice of counsel, concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, within a reasonable time, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion specified in (ii) above.

8.3.                            The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its prior written consent. The Company shall have the right to conduct the defense as it sees fit in its sole discretion (provided that the Company shall conduct the defense in good faith and in a diligent manner), including the right to settle or compromise any claim or to consent to the entry of any judgment against Indemnitee, provided that the Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent. However, in the case of civil proceedings, the Indemnitee’s consent shall not be required if (i) the settlement includes a complete release of Indemnitee, (ii) does not contain any admission of wrong-doing by Indemnitee, and (iii) includes monetary sanctions (without any admission of wrong-doing by Indemnitee) only up to the amount indemnifiable under this Agreement. In the case of criminal proceedings, the Company and/or its legal counsel will not have the right to plead guilty or agree to a plea-bargain in the Indemnitee’s name without the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

8.4.                            Without derogating of any of the Indemnitee’s rights and obligations, the Indemnitee shall use its reasonable efforts to advise the Company concerning all events which the Indemnitee is aware of and that the Indemnitee reasonably suspects would give rise to the initiation of legal proceedings against the Indemnitee in his capacity as an Officer of the Company.

8.5.                            Indemnitee shall fully cooperate with the Company and shall give the Company all information and access to documents, files and to his advisors and representatives as shall be within Indemnitee’s power, in every reasonable way as may be required by the Company with respect to any claim which is the subject matter of this Agreement and in the defense of other claims asserted against the Company (other than claims asserted by Indemnitee), provided that the Company shall cover all reasonable expenses, costs and fees incidental thereto such that the Indemnitee will not be required to pay or bear such expenses, costs and fees. In addition, at the request of the Company, the Indemnitee shall execute all documents reasonably required to enable the Company or its attorney as aforesaid to conduct the defense in the Indemnitee’s name, and to represent the Indemnitee in all matters connected therewith, in accordance with the aforesaid, provided that the Company shall cover all costs incidental thereto such that Indemnitee will not be required to pay the same or to finance the same himself.

9.                                      Exculpation. The Company hereby exempts the Indemnitee, to the fullest extent permitted by law, from any liability for damages caused as a result of the Indemnitee’s breach of the duty of care to the Company while acting in good faith and having reasonable cause to assume that such act or omission would not prejudice the interests of the Company, provided that the Indemnitee shall not be exempt with respect to any action or omission as to which, under applicable law, the Company is not entitled to exculpate the Indemnitee.

10.                               Non-Exclusivity. The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights the Indemnitee may have under the Company’s Articles of Association, as amended from time to time, or applicable law or otherwise, and to the extent that during the indemnification period the rights of the then existing Officers are more favorable to such Officers than the rights provided thereunder or under this Agreement to the Indemnitee, the Indemnitee shall be entitled to the full benefits of such more favorable rights.

11.                               Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the financial liability and/or Expenses actually incurred by Indemnitee in connection with any proceedings, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such financial liability and/or Expenses to which Indemnitee is entitled under any provision of this Agreement. Subject to the provisions of Section 6 above, any amount received by Indemnitee (under any insurance policy or otherwise) shall not reduce the amount indemnifiable under this Agreement and shall not derogate from the Company’s obligation to indemnify the Indemnitee in accordance with the provisions of this Agreement up to the amount indemnifiable, as set forth in Section 2.2.

12.                               Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an Officer of the Company or of any other enterprise at the Company’s request, provided that the claim for indemnification relates to an Indemnifiable Event. This Agreement is being executed by the Company pursuant to the resolutions adopted by the Board of Directors on January [  ], 2018, and by the shareholders of the Company on [    ], 2018. The Board of Directors has determined, based on the current activity of the Company, that the amount stated in Section 2.2 is reasonable and that the events qualifying as Indemnifiable Event are reasonably anticipated.

13.                               No Modification; No Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver shall be in writing.

14.                               Notice. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed provided if delivered personally, sent by email, reputable overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses shown in the preamble to this Agreement, or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of email, one business day after the date of transmission if confirmation of receipt is received, (iii) in the case of a reputable overnight courier, three business days after deposit with such reputable overnight courier service, and (iv) in the case of mailing, on the seventh business day following that on which the mail containing such communication is posted.

15.                               Severability. The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

16.                               Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the conflicts of law provisions of those laws. The Company and Indemnitee each hereby irrevocably consent to the sole and exclusive jurisdiction and venue of the courts of Tel Aviv - Yaffo, Israel for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

17.                               Entire Agreement; Termination. This Agreement represents the entire agreement between the parties and supersedes any other agreements, contracts or understandings between the parties, whether written or oral, with respect to the subject matter of this Agreement, including, without limitation any previous Indemnification Agreement (if any) entered into by the Company and the Indemnitee. No supplement, modification, amendment, termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto.

18.                               Assignment; No Third Party Rights. Neither party hereto may assign any of its rights or obligations hereunder except with the express prior written consent of the other party. Nothing herein shall be deemed to create or imply an obligation for the benefit of a third party. Without limitation of the foregoing, nothing herein shall be deemed to create any right of any insurer that provides directors’ and officers’ liability insurance, to claim, on behalf of Indemnitee, any rights hereunder.

19.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument; it being understood that parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in PDF (Portable Document Format) shall have the same force and effect as the delivery of original signatures and shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

20.                               Headings; Gender. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties, each acting under due and proper authority, have executed this Indemnification Agreement as of the date first mentioned above, in one or more counterparts.

POLYPID LTD.	INDEMNITEE

By:	By:

Title:	Title:

Schedule A

1.                                      Negotiations, execution, delivery and performance of agreements on behalf of the Company, whether written or oral.

2.                                      Anti-competitive acts and acts of commercial wrongdoing.

3.                                      Acts in regard to invasion of privacy including with respect to databases and acts in regard of slander.

4.                                      Acts in regard to copyrights, patents, designs and any other intellectual property rights, and acts in regard to defects in the Company’s products or services, including but not limited to any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party’s intellectual property rights by the Company including without limitation confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, and misappropriation of ideas by the Company.

5.                                      Approval of corporate actions including the approval of the acts of the Company’s management, their guidance and their supervision.

6.                                      Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise and care in regard to the Company’s business.

7.                                      Claims relating to the offering of securities and claims relating to violations of securities laws of any jurisdiction, including, without limitation, fraudulent disclosure claims, failure to comply with the Securities Exchange Commission and/or the Israeli Securities Authority rules and other claims relating to relationships with investors and the investment community.

8.                                      Violations of securities laws of any jurisdiction, including without limitation, fraudulent disclosure claims and other claims relating to relationships with investors and the investment community.

9.                                      Violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations in any jurisdiction.

10.                               Claims in connection with publishing or providing any information, including any filings with governmental authorities, on behalf of the Company in the circumstances required under applicable laws.

11.                               Actions regarding investments by the Company and/or the acquisition of assets, including the acquisition of companies and/or businesses through merger or otherwise or the investment of funds in tradeable securities and/or in any other manner.

12.                               Claims in connection with employment relationships with Company’s employees.

13.                               Claims in connection with Company’s liquidation.

14.                               Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or its directors, officers and employees, to pay, report, keep applicable records or otherwise, any state, municipal or foreign taxes or other mandatory payments of any nature whatsoever, including, without limitation, income, sales, use, transfer, excise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not.

15.                               Actions taken in connection with the approval and execution of financial reports and business reports and the representations made in connection therewith.

16.                               Occurrences resulting from the Company’s becoming, or its status as, a public company, and/or from the fact that the Company’s securities were offered to the public and/or are traded on any stock exchange.

17.                               The sale, purchase and holding of negotiable securities or other investments for or in the name of the Company.

18.                               Actions in connection with the sale of the operations and/or business, or part thereof, of the Company.

19.                               Without derogating from the generality of the above, actions in connection with the purchase or sale of companies, legal entities or assets, and the division or consolidation thereof.

20.                               Actions concerning the approval of transactions of the Company, with officers and/or directors and/or holders of controlling interests in the Company, or any other transaction with a related party.

21.                               Actions in connection with the testing of products developed by the Company, or in connection with the distribution, sale, license or use of such products.

22.                               Actions taken pursuant to or in accordance with the policies and procedures of the Company, whether such policies and procedures are published or not.

23.                               Any claim or demand made by any lenders or other creditors or for moneys borrowed by, or other indebtedness of, the Company.

24.                               Any claim or demand made by any third party suffering any personal injury and/or bodily injury or damage to business or personal property through any act or omission attributed to the Company, or its employees, agents or other persons acting or allegedly acting on their behalf.

For the purpose of this Schedule A, “Company” shall include all subsidiaries and affiliates of Company.